UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2016 (April 8, 2016)

MAGNUM HUNTER RESOURCES CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-32997 (Commission File Number)	86-0879278 (I.R.S. Employer Identification Number)

909 Lake Carolyn Parkway, Suite 600

Irving, Texas 75039

(Address of principal executive offices, including zip code)

(832) 369-6986

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

Background

As previously reported by Magnum Hunter Resources Corporation (the “Company”) in a Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on December 15, 2015 (the “Filing 8-K”), the Company and certain of its subsidiaries (collectively, the “Debtors”) each filed a voluntary petition for relief under chapter 11 (the “Filing”) of title 11 of the United States Code in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) under the caption In re Magnum Hunter Resources Corporation, et al., Case No. 15-12533 (KG) (the “Chapter 11 Cases”).  In connection with the Chapter 11 Cases, the Third Amended Joint Chapter 11 Plan of Reorganization of Magnum Hunter Resources Corporation and its Debtor Affiliates (the “Plan”) was filed by the Debtors with the Bankruptcy Court on April 14, 2016 [Docket No. 1138].

Also as previously reported in the Filing 8-K, prior to the Filing, on December 15, 2015, the Company and the other Debtors entered into a Restructuring Support Agreement, as amended on February 25, 2016 and on April 1, 2016 (as amended, the “Restructuring Support Agreement”), with certain Bridge Financing Lenders, certain Second Lien Lenders and certain Noteholders (as such terms are defined therein).  The Restructuring Support Agreement contains, among other things, certain milestones for progress in the Chapter 11 Cases (the “Milestones”).  In addition, as previously reported in the Filing 8-K, on December 17, 2015, the Company, the lenders party thereto and Cantor Fitzgerald Securities, as administrative agent and collateral agent (“Cantor Fitzgerald”), entered into a Debtor in Possession Credit Agreement, as amended on January 7, 2016, on February 12, 2016 and on April 1, 2016 (as amended, the “DIP Credit Agreement”).

Third Amendment to Restructuring Support Agreement

On April 13, 2016, the Company and the other Debtors entered into a Third Amendment to Restructuring Support Agreement (the “RSA Amendment”) with certain Second Lien Lenders and certain Noteholders in accordance with the Restructuring Support Agreement.  Pursuant to the RSA Amendment, the dates for achievement of three of the Milestones were modified, as follows:

(i) the date by which the Bankruptcy Court shall have commenced the confirmation hearing on the Plan was extended from April 8, 2016 to April 18, 2016;

(ii) the date by which the Bankruptcy Court shall have entered the Plan confirmation order was extended from April 11, 2016 to April 19, 2016; and

(iii) the date by which the Debtors shall have consummated the transactions contemplated by the Plan was extended from April 18, 2016 to May 3, 2016.

Fourth Amendment to Debtor in Possession Credit Agreement

On April 8, 2016, the Company, the lenders party thereto and Cantor Fitzgerald entered into a Fourth Amendment to the DIP Credit Agreement (the “DIP Credit Amendment”).  Pursuant to the DIP Credit Amendment, the dates for achievement of the three Milestones modified by the RSA Amendment were extended respectively to the same dates set forth in the RSA Amendment.

The foregoing descriptions of the RSA Amendment and the DIP Credit Amendment do not purport to be complete and are qualified in their entirety by the complete text thereof.  A copy of the RSA Amendment is attached as Exhibit 10.1 to this Form 8-K and a copy of the DIP Credit Amendment is attached as Exhibit 10.2 to this Form 8-K.

Item 7.01                                           Regulation FD Disclosure.

Cleansing Materials

In connection with discussions and negotiations with certain of its creditors, the Company entered into confidentiality agreements with such creditors on February 9, 2016.  Pursuant to the confidentiality agreements, the Company agreed to publicly disclose all material non-public information regarding the Company provided to such creditors and referenced in the confidentiality agreements (the “Cleansing Materials”).

A copy of the Cleansing Materials is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information included in this Current Report on Form 8-K under Item 7.01 and Exhibit 99.1 attached hereto is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities of that Section, unless the registrant specifically states that the information is to be considered “filed” under the Exchange Act or incorporates it by reference into a filing under the Exchange Act or the Securities Act of 1933, as amended.

Item 9.01                                           Financial Statements and Exhibits.

Exhibit Number	Description
10.1	Third Amendment to Restructuring Support Agreement, dated as of April 13, 2016, by and among the Company and the supporting parties thereto.
10.2

Fourth Amendment to Debtor in Possession Credit Agreement, dated as of April 8, 2016, by and among the Company, the lenders party thereto and Cantor Fitzgerald Securities, as administrative agent and collateral agent.

99.1	Cleansing Materials.

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGNUM HUNTER RESOURCES
CORPORATION

Date: April 18, 2016	/s/ Gary C. Evans
Gary C. Evans,
Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Third Amendment to Restructuring Support Agreement, dated as of April 13, 2016, by and among the Company and the supporting parties thereto.
10.2

Fourth Amendment to Debtor in Possession Credit Agreement, dated as of April 8, 2016, by and among the Company, the lenders party thereto and Cantor Fitzgerald Securities, as administrative agent and collateral agent.

99.1	Cleansing Materials.